Exhibit 23.1

NORWEST QUESTA ENGINEERING



                                 April 24, 2008



CONSENT OF NORWEST QUESTA ENGINEERING CORP.

As independent petroleum engineers, we hereby consent to the use of and reference to our firm and the report entitled Reserve Estimate and Economic Valuation effective February 29, 2008 (the "Report") in this Annual Report on Form 10-KSB ("Annual Report") of New Frontier Energy, Inc. (the "Company") for the fiscal year ended February 29, 2008, the notes to the financial statements included therein, and to the inclusion of the Report as an appendix and/or exhibit to the Annual Report. We also consent to the use of and reference to our firm and the Report into any amendments to or incorporation by reference in those registration statements of the Company filed on Form S-1 (SEC File No. 333-144986) and Form SB-2 (SEC File No.'s 333-123097 and 333-128603)
(collectively the "Registration Statements"), including any amendments thereto, in accordance with the requirements of the Securities Act of 1933, as amended.

We further consent to the reference to our firm as experts in the Registration Statements, including the prospectuses included or incorporated by reference in the Registration Statements.


Norwest Questa Engineering Corp.



s/ John D. Wright
---------------------------
John D. Wright, Ph.D., P.E.
President
Golden, Colorado



                           NORWEST QUESTA ENGINEERING
                 1010 Tenth Street o Golden, Colorado USA o Tel
              303.277.1629 o Fax 303.277.0119 o www.norwestcorp.com
             GOLDEN / DENVER / HOUSTON / SALT LAKE CITY / CHARLESTON
               WV / CALGARY / VANCOUVER / NEWCASTLE NSW / BEIJING